Exhibit 99.1

MRV Reports Third-Quarter Results

CHATSWORTH, Calif.- Nov. 3, 2016 - MRV Communications Inc. (NASDAQ: MRVC), a global provider of innovative packet and optical solutions for service providers, data center operators and enterprises, reported financial results for the three-and nine- months ended Sept. 30, 2016.

“During the quarter we continued to prudently invest in our product roadmap, particularly in our OptiSwitch® V-Series of products for metro access and in our 100G solutions for data center interconnect, as we believe that we are well positioned to take advantage of the growth opportunities in these markets,” stated MRV President and CEO Mark Bonney. “In the quarter, amongst other factors, revenues from our Tier-1 service provider customers were not reflective of normal buying patterns as they were impacted by inventory adjustments and other short-term issues.”

“We have continued to execute on our strategic plan to develop and deliver packet and optical solutions focused on our target market segments. Notably, our OptiPacket® OP-X1 has continued to be recognized with significant industry awards for being one of the first 100G access device in the market, an application use case aligned with our focus on regional service providers as well as our current global service provider customers. To that end, we are excited that we have made significant progress with a major Tier-1 service provider, having completed the first of two rounds of testing in the customer’s lab. Additionally, we are encouraged by early bookings and revenues of our OptiSwitch® V-Series as well as good progress on a customer-specific program utilizing the V-Series platform to deliver unique capabilities. This work along with advancements in our OptiDriver® family and in our ProVision® software solution provides a foundation for significant growth in 2017.”

Third Quarter 2016 Financial Results as compared to Third Quarter 2015
This release contains certain non-GAAP financial measures and a reconciliation of the non-GAAP measures to GAAP measures is provided in the attached table.

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Revenue was $18.9 million, compared to $22.9 million. This reflects fewer orders from global Tier-1 service provider customers, reduced sales to the data center interconnect market, particularly in Europe, and fewer large scale network projects in North America as well as lower contribution from legacy infrastructure management products.

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Gross profit including $0.3 million of non-recurring costs related to the aforementioned consolidation of contract manufacturing relationships was $9.0 million, a gross margin of 47.3%, compared to $12.1 million, or 52.8%. The declines in both gross profit and gross margin reflect the impact of the mix of products and of the geographic regions to which they were sold.

•	Non-GAAP gross margin (non-GAAP gross profit as a percentage of revenue) was 49.3%, compared to 53.0%.

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Operating expenses were $11.9 million, compared to $12.2 million, reflecting lower labor costs and professional fees, partially offset by non-recurring charges of $0.2 million related to the idle facility due to the consolidation of facilities in California.

•	GAAP net loss from continuing operations was $3.1 million, or $0.45 per share, compared to GAAP net income from continuing operations of $0.1 million, or $0.02 per share.

•	Non-GAAP net loss from continuing operations was $2.2 million, or $0.31 per share, compared to non-GAAP net income of $0.9 million, or $0.13 per share.

•	Total GAAP net loss, including discontinued operations, was $3.1 million, or $0.45 per share, compared to total GAAP net income of $0.9 million, or $0.13 per share.

Year-to-date September 30, 2016 Financial Results as compared to Year-to-date 2015

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Total revenue amounted to $59.4 million, compared to $69.6 million. More than 40% of the decline was related to reduced sales of legacy infrastructure management products and the remainder was as a result of lower orders from global Tier-1 service provider accounts and fewer network expansion projects.

•
Year-to-date gross profit including $0.7 million of non-recurring costs related to the aforementioned consolidation of contract manufacturing relationships was $28.8 million, a gross margin of 48.5%, compared to $35.6 million, or 51.1%, principally as a result of the lower sales of infrastructure management products.

•	Non-GAAP year-to-date total gross margin was 49.8%, compared to 51.3%.

•	Year-to-date operating expenses were $37.4 million, compared to $37.7 million as lower SG&A was partially offset by increased product development and engineering expenses.

•	GAAP net loss from continuing operations was $9.0 million, or $1.31 per share, compared to $2.3 million, or $0.33 per share.

•	Non-GAAP net loss from continuing operations was $6.9 million, or $1.00 per share, compared $0.8 million, or $0.11 per share.

•	Total GAAP net loss, including discontinued operations, was $9.0 million, or $1.31 per share, compared to $0.5 million, or $0.07 per share.

Balance Sheet Highlights
At September 30, 2016, the company remained debt free with cash and investments totaling $26.2 million.

Conference Call Information:
MRV Communication's third quarter 2016 financial results conference call is scheduled to take place on November 3, 2016 at 5:00 p.m. ET. To access the call in the U.S. please dial 888-417-2254, and for international calls dial 719-457-2657 approximately 10 minutes prior to the start of the conference. The conference ID is 8623795. The conference call will also be broadcast live at the MRV Communications investor website, where it will be available for replay for 90 days. In addition, a replay will be available via telephone for one business day, beginning two hours after the call. To listen to the replay, in the U.S. please dial 844-512-2921, and internationally dial 412-317-6671. The access code is 8623795.

About MRV Communications
MRV Communications (NASDAQ: MRVC) enables service providers, data center operators and enterprises to make their networks smarter, faster and easier to operate.  MRV’s end-to-end portfolio includes innovative packet, optical and software platforms designed for flexibility and reliability.  To learn more about MRV visit www.mrv.com and follow us on Twitter @MRVC.

Non-GAAP Measures
The company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP product development and engineering, non-GAAP selling, general and administrative, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. The company's non-GAAP financial measures exclude the impact of stock-based compensation expense, severance and related transition costs, costs related to the sale of Tecnonet S.p.A. and other non-recurring expenses, which the company believes are not indicative of its core operating results. The company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the company's financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

Forward Looking Statements
This press release may contain statements regarding future financial and operating results of MRV, management's assessment of business trends, and other statements about management's future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management's current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV's businesses operate, in addition to management's assumptions. Statements in this press release regarding MRV's future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "appear," "believe," “could,” "estimate," "expect," "intend," "may," "should," "plan," "project," "contemplate," "target," "foresee," "goal," "likely," "will," and "would" or variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that each of its business segments may not make the expected progress in its respective market, or that management's long-term strategy may not achieve the expected results. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations. For further information regarding risks and uncertainties associated with MRV's businesses, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of MRV's SEC filings, including, but not limited to its annual report on Form 10-K for the year ended December 31, 2015, copies of which may be obtained by contacting MRV's investor relations department or by visiting MRV's website at http://www.mrv-corporate.com or the SEC's EDGAR website at http://www.sec.gov. All information in this release is as of November 3, 2016 unless otherwise stated. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV's expectations.

IR Contact: Kirsten Chapman/Cathy Mattison, LHA Investor Relations, (415) 433-3777, ir@mrv.com

MRV Communications, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Product revenue	$16,063	$20,847	$50,728	$61,809
Service revenue	2,884	2,086	8,685	7,828
Total revenue	18,947	22,933	59,413	69,637
Cost of Revenue:
Cost of product	8,868	9,758	26,748	31,007
Cost of services	1,113	1,061	3,825	3,013
Total cost of revenue	9,981	10,819	30,573	34,020
Gross profit	8,966	12,114	28,840	35,617
Operating expenses:
Product development and engineering	4,937	4,901	15,406	15,336
Selling, general and administrative	6,931	7,281	21,955	22,396
Total operating expenses	11,868	12,182	37,361	37,732
Operating loss	(2,902)	(68)	(8,521)	(2,115)
Interest expense	(7)	(11)	(35)	(48)
Other income (expense), net	(173)	188	(348)	(26)
Income (loss) from continuing operations before provision for income taxes	(3,082)	109	(8,904)	(2,189)
Provision (benefit) for income taxes	31	(39)	128	88
Income (loss) from continuing operations	(3,113)	148	(9,032)	(2,277)
Income from discontinued operations, net of income taxes of $490 and $1,303 in 2015	—	738	—	1,814
Net income (loss)	$(3,113)	$886	$(9,032)	$(463)

Net income (loss) per share — basic
From continuing operations	$(0.45)	$0.02	$(1.31)	$(0.33)
From discontinued operations	—	0.11	—	0.26
Net income (loss) per share — basic	$(0.45)	$0.13	$(1.31)	$(0.07)

Net income (loss) per share — diluted
From continuing operations	$(0.45)	$0.02	$(1.31)	$(0.33)
From discontinued operations	—	0.11	—	0.26
Net income (loss) per share — diluted	$(0.45)	$0.13	$(1.31)	$(0.07)

Weighted average number of shares:
Basic	6,868	6,978	6,912	7,032
Diluted	6,868	7,014	6,912	7,032

MRV Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$20,922	$26,169
Restricted time deposits	5,277	5,190
Accounts receivable, net	15,373	14,837
Inventories, net	10,185	10,226
Other current assets	3,461	6,851
Total current assets	55,218	63,273
Property and equipment, net	3,295	4,050
Intangible assets, net	1,067	1,153
Other assets	423	608
Total assets	$60,003	$69,084

Liabilities and stockholders' equity
Current liabilities:
Deferred consideration payable	$233	$233
Accounts payable	8,473	5,749
Accrued liabilities	9,252	9,972
Deferred revenue	6,783	7,642
Other current liabilities	135	196
Total current liabilities	24,876	23,792
Other long-term liabilities	3,819	3,846
Commitments and contingencies (Note 12)

Stockholders' equity:
Preferred Stock, $0.01 par value: Authorized — 1,000 shares; no shares issued or outstanding	—	—
Common Stock, $0.0017 par value:
Authorized — 16,000 shares
Issued — 8,429 shares in 2016 and 8,341 shares in 2015
Outstanding — 6,839 shares in 2016 and 6,982 in 2015	270	270
Additional paid-in capital	1,286,953	1,285,787
Accumulated deficit	(1,236,703)	(1,227,671)
Treasury stock — 1,591 shares in 2016 and 1,359 shares in 2015	(17,730)	(15,355)
Accumulated other comprehensive loss	(1,482)	(1,585)
Total stockholders' equity	31,308	41,446
Total liabilities and stockholders' equity	$60,003	$69,084

MRV Communications, Inc.
Consolidated Non-GAAP reconciliation
(Unaudited, in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
GAAP revenue	$18,947	$22,933	$59,413	$69,637
Cost of revenue
GAAP cost of revenue	9,981	10,819	30,573	34,020
Stock-based charges	(39)	(35)	(109)	(90)
Severance & transition costs	(327)	—	(652)	—
Non-GAAP adjusted cost of revenue	9,615	10,784	29,812	33,930

Gross profit:
GAAP gross profit	8,966	12,114	28,840	35,617
Stock-based charges	39	35	109	90
Severance & transition costs	327	—	652	—
Non-GAAP adjusted gross profit	9,332	12,149	29,601	35,707
Non-GAAP Gross Margin %	49.3%	53.0%	49.8%	51.3%

Operating expenses:
GAAP Product development and engineering	4,937	4,901	15,406	15,336
Stock-based charges	(24)	(68)	(163)	(161)
Non-GAAP Product development and engineering	4,913	4,833	15,243	15,175

GAAP Selling, general & administrative:	6,931	7,281	21,955	22,396
Stock-based charges	(346)	(213)	(834)	(507)
Severance & transition costs	(206)	(63)	(206)	(349)
Litigation costs	(14)	—	(105)	—
Divestiture costs	—	(385)	(68)	(385)
Non-GAAP Selling, general & administrative	6,365	6,620	20,742	21,155

GAAP operating expenses:	11,868	12,182	37,361	37,732
Stock-based charges	(370)	(281)	(997)	(668)
Severance & transition costs	(206)	(63)	(206)	(349)
Litigation costs	(14)	—	(105)	—
Divestiture costs	—	(385)	(68)	(385)
Non-GAAP operating expenses	$11,278	$11,453	$35,985	$36,330

MRV Communications, Inc.
Consolidated Non-GAAP reconciliation
(continued)
(Unaudited, in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

GAAP operating loss:	$(2,902)	$(68)	$(8,521)	$(2,115)
Stock-based charges	409	316	1,106	758
Severance & transition costs	533	63	858	349
Litigation costs	14	—	105	—
Divestiture costs	—	385	68	385
Non-GAAP operating income (loss)	(1,946)	696	(6,384)	(623)

Net income (loss):
GAAP net income (loss)	(3,113)	148	(9,032)	(2,277)
Stock-based charges	409	316	1,106	758
Severance & transition costs	533	63	858	349
Litigation costs	14	—	105	—
Divestiture costs	—	385	68	385
Income tax impact	(6)	—	(42)	—
Non-GAAP adjusted net income (loss)	(2,163)	912	(6,937)	(785)

Income from Tecnonet discontinued operations	—	738	—	1,814

Non-GAAP adjusted net income (loss) including income from Tecnonet discontinued operations	$(2,163)	$1,650	$(6,937)	$1,029

Weighted average number of shares - Basic	6,868	6,978	6,912	7,032
GAAP EPS - Continuing operations	$(0.45)	$0.02	$(1.31)	$(0.33)
Non-GAAP EPS - Continuing operations	(0.31)	0.13	(1.00)	(0.11)
GAAP EPS - Discontinued operations	—	0.11	—	0.26
Non-GAAP EPS - Discontinued operations	—	0.11	—	0.26

Weighted average number of shares - Diluted	6,868	7,014	6,912	7,032
GAAP EPS - Continuing operations	$(0.45)	$0.02	$(1.31)	$(0.33)
Non-GAAP EPS - Continuing operations	(0.31)	0.13	(1.00)	(0.11)
GAAP EPS - Discontinued operations	—	0.11	—	0.26
Non-GAAP EPS - Discontinued operations	—	0.11	—	0.26